Exhibit 24.3


INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 6 on Form S-2 (No. 333-64177) and to the incorporation by reference therein of our report dated February 3, 2004 (with respect to Note 3, March 16, 2004) with respect to the consolidated financial statements of Intervest Mortgage Corporation (not presented separately herein or therein) included in the Annual Report on Form 10-K of Intervest Bancshares Corporation for the year ended December 31, 2003.


EISNER LLP

New York, New York
April 28, 2004